

                         STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS - EXHIBIT 11.1

                               (In Thousands, Except Share and Per Share Amounts)


                                                                                     Fiscal Year Ended
                                                                              ---------------------------------
                                                                                   1996               1997
                                                                              ----------------    -------------

            Primary:

            Net Income..........................................................*                $       3,636
                                                                                                  =============


            Weighted average common shares outstanding......................... *                    9,687,419

            Common stock equivalents: (stock options and warrants)..............*                      249,980
                                                                                                  -------------

            Weighted average number of common shares and common
              share equivalents outstanding.....................................*                    9,938,399
                                                                                                  =============

            Earnings per share..................................................*                 $       0.37
                                                                                                  =============




*Earnings per share has not been presented for fiscal 1996 because it is not considered to be meaningful as a result of the acquisition of the Founding Companies as discussed in the financial statements included on this Form 10-K

The Company's common stock has traded on the NASDAQ National Stock Market under the symbol "COTL" since February 14, 1996. Prior to that date there was no public market for the Company's common stock.

The calculation of fully diluted earnings per share is the same as the primary calculation.




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